Exhibit 99.1
NEWS RELEASE

CONTACT:

Bob Lougee
800-611-8488
Bob.Lougee@spok.com

Spok Reports Third Quarter Operating Results;
Board Declares Regular Quarterly and Special Dividend

Wireless Trends Continue to Improve;
Operating Expenses Decrease; Balance Sheet Remains Strong
Stock Repurchase Plan Extended
SPRINGFIELD, Va. (October 28, 2015) - Spok Holdings, Inc. (NASDAQ: SPOK), a global leader in critical communications, today announced operating results for the third quarter ended September 30, 2015. In addition, the Company’s Board of Directors declared a regular quarterly dividend of $0.125 per share, plus a special dividend of $0.125 cents per share, both payable on December 10, 2015 to stockholders of record on November 18, 2015.
Consolidated revenue for the third quarter was $46.2 million, compared to $49.8 million in the third quarter of 2014. Software revenue totaled $16.8 million versus $16.9 million in the year-earlier quarter, while wireless revenue was $29.4 million versus $32.9 million in the third quarter of 2014.
Third quarter EBITDA (earnings before interest, taxes, depreciation, amortization and accretion) totaled $10.1 million, or 21.8 percent of revenue, compared to $12.3 million, or 24.7 percent of revenue, in the year-earlier quarter, and $9.1 million, or 18.9 percent of revenue, in the second quarter of 2015.
Net income for the third quarter was $4.2 million, or $0.20 per fully diluted share, compared to $4.7 million, or $0.21 per fully diluted share, in the third quarter of 2014.
Other key results and highlights for the third quarter included:

•
Of the $16.8 million in software revenue for the third quarter, $7.9 million was operations revenue and $8.9 million was maintenance revenue, compared to $9.1 million and $7.8 million, respectively, of the $16.9 million in software revenue for the third quarter of 2014.

Spok.com

•
Software bookings totaled $16.7 million, compared to $20.4 million in the year-earlier quarter. Third quarter bookings included $9.3 million of operations bookings and $7.4 million of maintenance renewals.

•	Software backlog was $41.6 million at September 30, 2015 versus $42.1 million a year earlier.

•	The renewal rate for software maintenance in the third quarter was 99.8 percent.

•
The quarterly rate of paging unit erosion improved to 1.5 percent from 1.9 percent in the year-earlier quarter, while the annual rate of unit erosion improved to 6.4 percent from 9.5 percent. Both the quarterly and annual rates of unit erosion were the Company’s lowest in more than a decade. Net paging unit losses for the quarter were 18,000 versus 25,000 in the third quarter of 2014. Paging units in service at September 30, 2015 totaled 1,192,000, compared to 1,274,000 a year earlier.

•
The quarterly rate of wireless revenue erosion was 2.8 percent versus 2.0 percent in the year-earlier quarter, while the annual rate of wireless revenue erosion improved to 10.6 percent versus 11.4 percent in the third quarter of 2014.

•	Total paging ARPU (average revenue per unit) was $7.82, compared to $7.97 in the year-earlier quarter and $7.86 in the second quarter of 2015.

•	Consolidated operating expenses (excluding depreciation, amortization and accretion) totaled $36.1 million in the third quarter, compared to $37.5 million in the year-earlier quarter.

•	Capital expenses were $1.4 million, compared to a similar total for the third quarter of 2014.

•	Capital returned to stockholders in the form of dividends and share repurchases in the third quarter totaled $2.7 million and $8.3 million, respectively.

•	The Company’s cash balance at September 30, 2015 was $113.4 million.

•	The number of full-time equivalent employees at September 30, 2015 totaled 605, compared to 608 at June 30, 2015.
Vincent D. Kelly, president and chief executive officer, said: “We continued to make solid progress in the third quarter. Software revenue, while flat versus the year-earlier quarter, increased 7.7 percent for the first nine months of 2015 from the same period of 2014 and 20.3 percent from the first nine

Spok.com

months of 2013. Our software backlog and pipeline also remained strong at September 30. Wireless trends continued to improve during the quarter as the rates of paging unit churn and revenue erosion either achieved or approached record levels. In addition, we met or exceeded our expectations on most other key operating metrics for the quarter, including cash flow, expenses, operating margins, and average revenue per unit (ARPU). Overall, we continued to operate profitably, enhance our product offerings, and generate sufficient cash flow to again return capital to stockholders in the form of cash dividends and share repurchases.”
Commenting on software results, Kelly said: “Software bookings came in lower than expected due in part to softer sales in the Asia-Pacific region, which has been experiencing weaker economic conditions and headwinds. The shortfall included the withdrawal of bids on several key sales opportunities and delayed commitments on a few sizable contracts, both in Asia-Pacific and EMEA. The EMEA market has taken a bit longer to evolve. We haven’t lost business to competitors, but the market is opening up slower than we had hoped. Still, domestic healthcare bookings rose 12 percent from the year-earlier quarter, while new customer bookings more than doubled from the third quarter of 2014. In short, we continued to see continuing demand from Spok’s worldwide customer base for upgrades to existing applications as well as for new communications products and solutions. Additionally,” Kelly noted, “maintenance revenue increased to $8.9 million for the quarter from $7.8 million in the year-earlier quarter, reflecting our continued success in achieving maintenance renewals rates in excess of 99 percent.”
Kelly said third quarter bookings of $16.7 million included $9.3 million of operations bookings and $7.4 million in maintenance renewals, while the software backlog at September 30 remained strong at $41.6 million. “Customer demand, especially within our healthcare customer base, remained strongest for secure messaging, call center solutions, applications to increase patient safety, and improved clinical workflows.” Kelly added: “We also experienced steady demand for such software solutions as critical smartphone communications, emergency management, and delivery of critical test results. Overall, we added more than 30 new customers during the quarter.”
The Company again recorded solid results for its wireless products and services for the quarter. “Gross pager placements totaled 36,000 versus 40,000 in the prior quarter, while gross disconnects of 55,000

Spok.com

improved from 59,000 in the prior quarter,” Kelly said. “As a result, the rates of quarterly and annual net pager losses for the third quarter improved to 1.5 percent and 6.4 percent, respectively, and achieved the best levels in many years. In addition, the annual rate of wireless revenue erosion improved from the year-earlier quarter. Wireless sales continued to focus primarily on our core market segments of Healthcare, Government and Large Enterprise. Healthcare continued to be our best performing market segment with the highest rate of gross placements and lowest rate of unit disconnects, and comprised 79.2 percent of our direct units-in-service and 74.8 percent of direct paging revenue at September 30.”
Kelly added that the Company again returned capital to stockholders during the third quarter, distributing cash dividends totaling $2.7 million and repurchasing 502,942 shares of common stock for $8.3 million or an average price of $16.56 per share, under its stock buy-back program.
Commenting on Spok’s financial results, Shawn E. Endsley, chief financial officer, said: “Solid consolidated revenue combined with effective expense management contributed to higher cash flow and operating margins for the quarter as we continued to position the Company for long-term growth. EBITDA margin improved to 21.8 percent in the third quarter from 18.9 percent in the second quarter, a result of the margin improvement plan we initiated in January. In addition, our balance sheet remained strong at September 30 with no debt and a cash balance of $113.4 million.”
Endsley said the Company is maintaining previously provided financial guidance for 2015, which projects total revenue to range from $183 million to $201 million, operating expenses (excluding depreciation, amortization and accretion) to range from $145 million to $154 million, and capital expenses to range from $5.5 million to $7.5 million.
The Company announced that its Board of Directors has approved extension of the Company’s stock repurchase program from December 31, 2015 to December 31, 2016. In extending the plan, the Board also reset the repurchase authority in the amount of $10 million to begin at the earlier of January 4, 2016 or the completion of the existing 2015 stock repurchase plan. Since the program began in 2008, Spok has repurchased approximately 7.2 million shares of its common stock at an average price of $10.48 per share while maintaining appropriate cash balances and a strong balance sheet.
* * * * * * * * *

Spok.com

Spok plans to host a conference call for investors on its third quarter operating results at 10:00 a.m. Eastern Time on Thursday, October 29, 2015. Dial-in numbers for the call are 212-444-0896 or 877-280-2342. The pass code for the call is 4793188. A replay of the call will be available from 1:00 p.m. ET on October 29 until 1:00 p.m. on Thursday, November 12. Replay numbers are 719-457-0820 or 888-203-1112. The pass code for the replay is 4793188.
Also, Spok will host its annual “Analyst Day” Investor Meeting for financial analysts on November 3, 2015 in New York City. For further details and to RSVP, please contact Stacy Sloan at stacy.sloan@spok.com (or call 703-269-6950), send an email to investor.relations@spok.com, or sign-up directly at surveymonkey.com/r/M69M6R7.
* * * * * * * * *
About Spok
Spok Holdings, Inc., headquartered in Springfield, Va., is proud to be a leader in critical communications for healthcare, government, public safety, and other industries. We deliver smart, reliable solutions to help protect the health, well-being, and safety of people around the globe. Organizations worldwide rely on Spok for workflow improvement, secure texting, paging services, contact center optimization, and public safety response. When communications matter, Spok delivers. Visit us at spok.com or find us on Twitter @Spoktweets.
Safe Harbor Statement under the Private Securities Litigation Reform Act: Statements contained herein or in prior press releases which are not historical fact, such as statements regarding Spok’s future operating and financial performance, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause Spok’s actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, declining demand for paging products and services, continued demand for our software products and services, our ability to develop additional software solutions for our customers and manage our development as a global organization, the ability to manage operating expenses, future capital needs, competitive pricing pressures, competition from both traditional paging services and other wireless communications services, competition from other software providers, government regulation, reliance upon third-party providers for certain equipment and services, as well as other risks described from time to time in our periodic reports and other filings with the Securities and Exchange Commission. Although Spok believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Spok disclaims any intent or obligation to update any forward-looking statements.

Tables to Follow

Spok.com

SPŌK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (a)
(Unaudited and in thousands except share, per share amounts and ARPU)

	For the three months ended		For the nine months ended
	9/30/2015	9/30/2014	9/30/2015	9/30/2014
Revenue:
Wireless	$29,375	$32,855	$90,287	$100,724
Software	16,806	16,936	52,002	48,280
Total revenue	46,181	49,791	142,289	149,004
Operating expenses:
Cost of revenue	7,871	8,000	25,816	21,985
Service, rental and maintenance	11,117	10,988	33,376	34,200
Selling and marketing	6,572	7,072	20,409	22,098
General and administrative	10,410	10,866	31,883	33,991
Severance and restructuring	141	545	1,645	569
Depreciation, amortization and accretion	3,413	4,247	10,608	12,628
Total operating expenses	39,524	41,718	123,737	125,471
% of total revenue	85.6%	83.8%	87.0%	84.2%
Operating income	6,657	8,073	18,552	23,533
% of total revenue	14.4%	16.2%	13.0%	15.8%
Interest income (expense), net	1	(63)	3	(194)
Other income (expense), net	784	(2)	1,110	(180)
Income before income tax expense	7,442	8,008	19,665	23,159
Income tax expense	(3,222)	(3,356)	(8,150)	(9,326)
Net income	$4,220	$4,652	$11,515	$13,833
Basic net income per common share	$0.20	$0.21	$0.53	$0.64
Diluted net income per common share	$0.2	$0.21	$0.53	$0.63
Basic weighted average common shares outstanding	21,301,311	21,651,347	21,623,612	21,643,951
Diluted weighted average common shares outstanding	21,352,838	22,135,554	21,687,526	22,089,892
Reconciliation of operating income to EBITDA (b):
Operating income	$6,657	$8,073	$18,552	$23,533
Add back: depreciation, amortization and accretion	3,413	4,247	10,608	12,628
EBITDA	$10,070	$12,320	$29,160	$36,161
% of total revenue	21.8%	24.7%	20.5%	24.3%
Key statistics:
Units in service	1,192	1,274	1,192	1,274
Average revenue per unit (ARPU)	$7.82	$7.97	$7.85	$7.98
Bookings	$16,746	$20,362	$55,513	$56,242
Backlog	$41,639	$42,117	$41,639	$42,117

(a) Slight variations in totals are due to rounding.
(b) EBITDA or earnings before interest, taxes, depreciation, amortization and accretion is a non-GAAP measure and is presented for analytical purposes only.

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (a)
(Unaudited and in thousands except share, per share amounts and ARPU)

	For the three months ended
	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
Revenue:
Wireless	$29,375	$30,222	$30,690	$31,678	$32,855	$33,518	$34,351	$35,831
Software	16,806	17,747	17,448	19,591	16,936	15,576	15,768	18,854
Total revenue	46,181	47,969	48,138	51,269	49,791	49,094	50,119	54,685
Operating expenses:
Cost of revenue	7,871	9,131	8,813	10,571	8,000	7,180	6,805	7,500
Service, rental and maintenance	11,117	11,003	11,256	11,285	10,988	11,420	11,792	11,442
Selling and marketing	6,572	6,790	7,048	7,915	7,072	7,780	7,246	7,297
General and administrative	10,410	10,472	11,001	11,905	10,866	10,990	12,135	11,470
Severance and restructuring	141	1,504	—	926	545	4	20	981
Depreciation, amortization and accretion	3,413	3,448	3,747	4,049	4,247	4,352	4,029	3,680
Total operating expenses	39,524	42,348	41,865	46,651	41,718	41,726	42,027	42,370
% of total revenue	85.6%	88.3%	87.0%	91.0%	83.8%	85.0%	83.9%	77.5%
Operating income	6,657	5,621	6,273	4,618	8,073	7,368	8,092	12,315
% of total revenue	14.4%	11.7%	13.0%	9.0%	16.2%	15.0%	16.1%	22.5%
Interest income (expense), net	1	3	(1)	(262)	(63)	(64)	(67)	(64)
Other income (expense), net	784	264	60	(188)	(2)	(194)	16	15
Income before income tax expense	7,442	5,888	6,332	4,168	8,008	7,110	8,041	12,266
Income tax expense	(3,222)	(2,512)	(2,415)	2,744	(3,356)	(2,819)	(3,151)	(4,251)
Net income	$4,220	$3,376	$3,917	$6,912	$4,652	$4,291	$4,890	$8,015
Basic net income per common share	$0.20	$0.16	$0.18	$0.32	$0.21	$0.20	$0.23	$0.37
Diluted net income per common share	$0.2	$0.16	$0.18	$0.31	$0.21	$0.19	$0.22	$0.36
Basic weighted average common shares outstanding	21,301,311	21,677,299	21,898,792	21,554,746	21,651,347	21,642,163	21,638,198	21,633,706
Diluted weighted average common shares outstanding	21,352,838	21,735,829	22,053,015	22,101,600	22,135,554	22,099,791	22,037,796	21,969,756
Reconciliation of operating income to EBITDA (b):
Operating income	$6,657	$5,621	$6,273	$4,618	$8,073	$7,368	$8,092	$12,315
Add back: depreciation, amortization and accretion	3,413	3,448	3,747	4,049	4,247	4,352	4,029	3,680
EBITDA	$10,070	$9,069	$10,020	$8,667	$12,320	$11,720	$12,121	$15,995
% of total revenue	21.8%	18.9%	20.8%	16.9%	24.7%	23.9%	24.2%	29.2%
Key statistics:
Units in service	1,192	1,211	1,230	1,256	1,274	1,299	1,327	1,376
Average revenue per unit (ARPU)	$7.82	$7.86	$7.91	$7.92	$7.97	$7.98	$8.11	$8.15
Bookings	$16,746	$21,027	$17,740	$22,272	$20,362	$18,959	$16,921	$16,271
Backlog	$41,639	$43,524	$40,551	$42,391	$42,117	$40,182	$41,396	$40,211

(a) Slight variations in totals are due to rounding.
(b) EBITDA or earnings before interest, taxes, depreciation, amortization and accretion is a non-GAAP measure and is presented for analytical purposes only

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (a)
(In thousands)

	9/30/2015	12/31/2014
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$113,383	$107,869
Accounts receivable, net	22,034	24,969
Prepaid expenses and other	5,497	7,250
Inventory	1,896	2,673
Deferred income tax assets, net	1,509	2,194
Total current assets	144,319	144,955
Property and equipment, net	15,377	17,395
Goodwill	133,031	133,031
Other intangible assets, net	16,083	19,698
Deferred income tax assets, net	15,563	21,949
Other assets	1,554	862
Total assets	$325,927	$337,890
Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$9,340	$11,688
Accrued compensation and benefits	10,785	14,041
Deferred revenue	28,177	24,034
Total current liabilities	48,302	49,763
Deferred revenue	796	937
Other long-term liabilities	8,692	8,131
Total liabilities	57,790	58,831
Commitments and contingencies
Stockholders' equity:
Preferred stock	—	—
Common stock	2	2
Additional paid-in capital	113,313	126,678
Retained earnings	154,822	152,379
Total stockholders' equity	268,137	279,059
Total liabilities and stockholders' equity	$325,927	$337,890

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (a)
(Unaudited and in thousands)

	For the nine months ended
	9/30/2015	9/30/2014
Cash flows from operating activities:
Net income	$11,515	$13,833
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	10,608	12,628
Amortization of deferred financing costs	—	194
Deferred income tax expense	6,989	7,726
Amortization of stock based compensation	1,497	2,816
Provisions for doubtful accounts, service credits and other	1,040	875
Adjustments of non-cash transaction taxes	(530)	(259)
Gain on disposals of property and equipment	(794)	(2)
Changes in assets and liabilities:
Accounts receivable	1,896	(4,615)
Prepaid expenses and other assets	1,878	(240)
Accounts payable, accrued liabilities and accrued compensation and benefits	(8,446)	(1,968)
Customer deposits and deferred revenue	4,002	1,264
Net cash provided by operating activities	29,700	32,252
Cash flows from investing activities:
Purchases of property and equipment	(4,450)	(6,327)
Proceeds from disposals of property and equipment	807	63
Net cash used in investing activities	(3,643)	(6,264)
Cash flows from financing activities:
Cash dividends to stockholders	(8,739)	(8,123)
Purchase of common stock	(11,804)	—
Net cash used in financing activities	(20,543)	(8,123)
Net increase in cash and cash equivalents	5,514	17,865
Cash and cash equivalents, beginning of period	107,869	89,075
Cash and cash equivalents, end of period	$113,383	$106,940
Supplemental disclosure:
Interest paid	$2	$7
Income taxes paid	$1,169	$1,327

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONSOLIDATED REVENUE
SUPPLEMENTAL INFORMATION (a)
(Unaudited and in thousands)

	For the three months ended
	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
Revenue
Paging	$28,196	$28,782	$29,491	$30,071	$30,776	$31,458	$32,896	$34,015
Non-paging	1,179	1,440	1,199	1,607	2,079	2,060	1,455	1,816
Total wireless revenue	29,375	30,222	30,690	31,678	32,855	33,518	34,351	35,831
Subscription	392	419	398	365	458	377	283	248
License	1,457	3,011	2,595	3,474	2,374	2,497	2,929	4,138
Services	4,600	4,609	5,018	5,579	4,305	3,558	3,930	5,493
Equipment	1,434	1,301	1,374	2,145	1,930	1,614	1,250	1,875
Operations revenue	7,883	9,340	9,385	11,563	9,067	8,046	8,392	11,754
Maintenance revenue	8,923	8,407	8,063	8,028	7,869	7,530	7,376	7,100
Total software revenue	16,806	17,747	17,448	19,591	16,936	15,576	15,768	18,854
Total revenue	$46,181	$47,969	$48,138	$51,269	$49,791	$49,094	$50,119	$54,685

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONSOLIDATED OPERATING EXPENSES
SUPPLEMENTAL INFORMATION (a)
(Unaudited and in thousands)

	For the three months ended
	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
Cost of revenue
Payroll and related	$4,277	$4,274	$4,157	$4,222	$3,743	$3,827	$3,959	$3,609
Cost of sales	2,549	3,801	3,620	5,225	3,098	2,232	1,917	2,726
Stock based compensation	33	34	34	81	108	81	81	74
Other	1,012	1,022	1,002	1,043	1,051	1,040	848	1,091
Total cost of revenue	7,871	9,131	8,813	10,571	8,000	7,180	6,805	7,500
Service, rental and maintenance
Site rent	3,763	3,783	3,766	3,834	3,914	3,981	4,015	3,972
Telecommunications	1,392	1,288	1,343	1,487	1,548	1,669	1,736	1,751
Payroll and related	4,613	4,555	4,652	4,533	4,106	4,434	4,594	4,296
Stock based compensation	29	29	29	30	56	(17)	39	32
Repairs and maintenance	395	478	528	467	489	436	508	482
Other	925	870	938	934	875	917	900	909
Total service, rental and maintenance	11,117	11,003	11,256	11,285	10,988	11,420	11,792	11,442
Selling and marketing
Payroll and related	3,664	3,732	3,916	3,945	3,859	4,099	4,098	3,717
Commissions	1,858	1,792	1,836	2,481	1,949	2,087	1,952	2,162
Stock based compensation	16	51	51	131	151	131	131	(24)
Other	1,034	1,215	1,245	1,358	1,113	1,463	1,065	1,442
Total selling and marketing	6,572	6,790	7,048	7,915	7,072	7,780	7,246	7,297
General and administrative
Payroll and related	4,320	4,611	4,879	4,737	4,217	4,440	4,796	4,802
Stock based compensation	316	548	329	780	791	429	835	763
Bad debt	113	140	160	127	136	134	86	262
Facility rent	868	841	941	830	863	899	922	719
Telecommunications	370	374	333	381	427	399	395	420
Outside services	1,864	1,728	1,786	1,786	1,698	1,719	1,762	1,811
Taxes, licenses and permits	1,068	1,150	1,125	1,283	1,225	1,383	1,064	1,358
Repairs & maintenance	389	363	406	506	510	421	374	314
Financial Services	378	367	362	346	336	379	363	357
Other	724	350	680	1,129	663	787	1,538	664
Total general and administrative	10,410	10,472	11,001	11,905	10,866	10,990	12,135	11,470
Severance and restructuring	141	1,504	—	926	545	4	20	981
Depreciation, amortization and accretion	3,413	3,448	3,747	4,049	4,247	4,352	4,029	3,680
Operating expenses	$39,524	$42,348	$41,865	$46,651	$41,718	$41,726	$42,027	$42,370
Capital expenditures	$1,418	$1,992	$1,040	$1,352	$1,291	$2,393	$2,643	$2,636

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
UNITS IN SERVICE ACTIVITY (a)
(Unaudited and in thousands)

	For the three months ended
	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
Paging units in service
Beginning units in service
Direct one-way	1,103	1,116	1,140	1,157	1,179	1,200	1,246	1,275
Direct two-way	64	64	64	63	64	69	69	70
Total direct	1,167	1,180	1,204	1,220	1,243	1,269	1,315	1,345
Indirect one-way	24	25	26	28	29	30	34	35
Indirect two-way	20	25	26	26	27	28	27	28
Total indirect	44	50	52	54	56	58	61	63
Total beginning units in service	1,211	1,230	1,256	1,274	1,299	1,327	1,376	1,408
Gross placements
Direct one-way	32	36	25	31	40	48	34	32
Direct two-way	3	4	3	3	4	2	4	3
Total direct	35	40	28	34	44	50	38	35
Indirect one-way	1	—	1	1	1	1	—	1
Indirect two-way	—	—	—	—	—	—	1	—
Total indirect	1	—	1	1	1	1	1	1
Total gross placements	36	40	29	35	45	51	39	36
Gross disconnects
Direct one-way	(48)	(50)	(49)	(47)	(62)	(69)	(80)	(61)
Direct two-way	(5)	(3)	(3)	(3)	(5)	(7)	(4)	(4)
Total direct	(53)	(53)	(52)	(50)	(67)	(76)	(84)	(65)
Indirect one-way	(1)	(1)	(2)	(2)	(2)	(2)	(4)	(2)
Indirect two-way	(1)	(5)	(1)	(1)	(1)	(1)	—	(1)
Total indirect	(2)	(6)	(3)	(3)	(3)	(3)	(4)	(3)
Total gross disconnects	(55)	(59)	(55)	(53)	(70)	(79)	(88)	(68)
Net loss
Direct one-way	(16)	(13)	(24)	(16)	(22)	(21)	(46)	(29)
Direct two-way	(2)	—	—	—	(1)	(5)	—	(1)
Total direct	(18)	(13)	(24)	(16)	(23)	(26)	(46)	(30)
Indirect one-way	—	(1)	(1)	(1)	(1)	(1)	(4)	(1)
Indirect two-way	(1)	(5)	(1)	(1)	(1)	(1)	1	(1)
Total indirect	(1)	(6)	(2)	(2)	(2)	(2)	(3)	(2)
Total net change	(19)	(19)	(26)	(18)	(25)	(28)	(49)	(32)
Ending units in service
Direct one-way	1,087	1,103	1,116	1,141	1,157	1,179	1,200	1,246
Direct two-way	62	64	64	63	63	64	69	69
Total direct	1,149	1,167	1,180	1,204	1,220	1,243	1,269	1,315
Indirect one-way	24	24	25	27	28	29	30	34
Indirect two-way	19	20	25	25	26	27	28	27
Total indirect	43	44	50	52	54	56	58	61
Total ending units in service	1,192	1,211	1,230	1,256	1,274	1,299	1,327	1,376

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
AVERAGE REVENUE PER UNIT (ARPU) AND CHURN (a)
(Unaudited)

	For the three months ended
	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
Paging ARPU
Direct one-way	$7.37	$7.41	$7.45	$7.45	$7.48	$7.48	$7.59	$7.60
Direct two-way	16.84	17.16	17.69	17.95	18.17	18.21	18.91	19.43
Total direct	7.88	7.93	7.99	8.00	8.05	8.06	8.19	8.23
Indirect one-way	8.02	8.11	8.08	8.13	8.24	8.18	8.22	8.68
Indirect two-way	4.07	4.09	3.93	4.06	4.31	4.45	4.32	3.97
Total indirect	6.21	6.19	6.01	6.12	6.32	6.39	6.37	6.47
Total one-way	7.39	7.42	7.46	7.46	7.50	7.50	7.60	7.63
Total two-way	13.72	13.69	13.72	13.87	14.10	14.22	14.70	14.90
Total paging ARPU	$7.82	$7.86	$7.91	$7.92	$7.97	$7.98	$8.11	$8.15
Gross disconnect rate (b)
Direct one-way	(4.4)%	(4.4)%	(4.3)%	(4.1)%	(5.5)%	(5.7)%	(6.4)%	(4.7)%
Direct two-way	(7.0)%	(5.9)%	(5.4)%	(4.5)%	(7.3)%	(10.5)%	(5.6)%	(6.4)%
Total direct	(4.5)%	(4.5)%	(4.4)%	(4.1)%	(5.4)%	(6.0)%	(6.4)%	(4.8)%
Indirect one-way	(4.7)%	(6.4)%	(6.7)%	(6.5)%	(6.4)%	(6.8)%	(8.2)%	(6.1)%
Indirect two-way	(2.2)%	(20.0)%	(4.4)%	(2.3)%	(1.9)%	(2.7)%	(2.3)%	(5.7)%
Total indirect	(3.6)%	(13.2)%	(5.5)%	(4.4)%	(4.2)%	(4.8)%	(5.5)%	(5.9)%
Total one-way	(4.4)%	(4.5)%	(4.4)%	(4.2)%	(5.3)%	(5.8)%	(6.5)%	(4.8)%
Total two-way	(5.8)%	(9.9)%	(5.1)%	(3.9)%	(5.7)%	(8.3)%	(4.7)%	(6.2)%
Total paging gross disconnect rate	(4.5)%	(4.9)%	(4.4)%	(4.1)%	(5.3)%	(5.9)%	(6.3)%	(4.9)%
Net loss rate (c)
Direct one-way	(1.4)%	(1.2)%	(2.1)%	(1.4)%	(1.8)%	(1.9)%	(3.7)%	(2.1)%
Direct two-way	(2.2)%	(0.2)%	(0.9)%	(0.1)%	(3.0)%	(4.5)%	(0.6)%	(2.2)%
Total direct	(1.5)%	(1.1)%	(2.0)%	(1.4)%	(1.9)%	(2.0)%	(3.5)%	(2.1)%
Indirect one-way	(2.4)%	(4.4)%	(4.0)%	(4.3)%	(4.1)%	(4.8)%	(6.3)%	(3.9)%
Indirect two-way	(1.7)%	(19.4)%	(3.6)%	(2.0)%	(1.5)%	(2.2)%	(1.9)%	(4.9)%
Total indirect	(2.1)%	(11.9)%	(3.8)%	(3.1)%	(2.8)%	(3.5)%	(4.2)%	(4.4)%
Total one-way	(1.5)%	(1.3)%	(2.1)%	(1.5)%	(1.9)%	(2.0)%	(3.7)%	(2.2)%
Total two-way	(2.1)%	(5.7)%	(1.7)%	(0.6)%	(2.5)%	(3.8)%	(1.0)%	(3.0)%
Total paging net loss rate	(1.5)%	(1.6)%	(2.1)%	(1.4)%	(1.9)%	(2.1)%	(3.5)%	(2.2)%

(a) Slight variations in totals are due to rounding.
(b) Gross disconnect rate is current period disconnected units divided by prior period ending units in service.
(c) Net loss rate is net current period placements and disconnected units in service divided by prior period ending units in service.

SPOK HOLDINGS, INC.
SUPPLEMENTAL INFORMATION BY MARKET SEGMENT (a)
(Unaudited)

	For the three months ended
	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
Gross placement rate (b)
Healthcare	3.3%	3.8%	2.6%	3.0%	3.8%	4.5%	3.1%	2.9%
Government	1.4%	1.9%	1.0%	1.2%	1.5%	2.6%	1.9%	1.5%
Large enterprise	2.2%	1.7%	2.1%	2.3%	2.7%	2.0%	2.9%	3.0%
Other	2.4%	1.8%	1.6%	2.1%	4.3%	2.2%	2.1%	1.7%
Total direct	3.0%	3.4%	2.3%	2.8%	3.5%	4.0%	2.9%	2.7%
Total indirect	1.5%	1.3%	1.7%	1.3%	1.4%	1.3%	1.2%	1.5%
Total	3.0%	3.3%	2.3%	2.7%	3.4%	3.9%	2.8%	2.7%
Gross disconnect rate (b)
Healthcare	(4.3)%	(3.8)%	(3.9)%	(3.8)%	(5.1)%	(5.3)%	(6.5)%	(4.5)%
Government	(4.7)%	(7.0)%	(5.0)%	(4.7)%	(7.5)%	(7.6)%	(5.6)%	(4.7)%
Large enterprise	(5.0)%	(7.3)%	(5.7)%	(4.7)%	(4.8)%	(8.9)%	(5.4)%	(6.4)%
Other	(6.1)%	(7.0)%	(7.1)%	(6.4)%	(6.9)%	(7.7)%	(6.5)%	(6.5)%
Total direct	(4.5)%	(4.5)%	(4.3)%	(4.1)%	(5.4)%	(6.0)%	(6.4)%	(4.8)%
Total indirect	(3.6)%	(13.1)%	(5.5)%	(4.4)%	(4.2)%	(4.8)%	(5.5)%	(5.9)%
Total	(4.4)%	(4.9)%	(4.4)%	(4.1)%	(5.3)%	(5.9)%	(6.3)%	(4.9)%
Net loss rate (b)
Healthcare	(1.0)%	0.1%	(1.3)%	(0.7)%	(1.3)%	(0.8)%	(3.5)%	(1.5)%
Government	(3.3)%	(5.1)%	(4.0)%	(3.5)%	(6.0)%	(5.0)%	(3.6)%	(3.2)%
Large enterprise	(2.8)%	(5.6)%	(3.6)%	(2.4)%	(2.1)%	(6.9)%	(2.5)%	(3.3)%
Other	(3.7)%	(5.1)%	(5.5)%	(4.4)%	(2.5)%	(5.5)%	(4.4)%	(4.8)%
Total direct	(1.5)%	(1.1)%	(2.0)%	(1.4)%	(1.9)%	(2.0)%	(3.5)%	(2.1)%
Total indirect	(2.1)%	(11.9)%	(3.8)%	(3.1)%	(2.8)%	(3.5)%	(4.2)%	(4.4)%
Total	(1.5)%	(1.6)%	(2.1)%	(1.4)%	(1.9)%	(2.1)%	(3.5)%	(2.2)%
End of period units in service % of total (b)
Healthcare	76.3%	75.9%	74.7%	74.1%	73.6%	73.0%	72.0%	71.9%
Government	7.2%	7.4%	7.7%	7.8%	7.9%	8.3%	8.6%	8.6%
Large enterprise	7.2%	7.2%	7.6%	7.7%	7.8%	7.8%	8.2%	8.1%
Other	5.6%	5.7%	6.0%	6.2%	6.4%	6.6%	6.8%	7.0%
Total direct	96.3%	96.2%	95.9%	95.8%	95.7%	95.7%	95.6%	95.6%
Total indirect	3.7%	3.8%	4.1%	4.2%	4.3%	4.3%	4.4%	4.4%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100%

(a) Slight variations in totals are due to rounding.
(b) Changes in the classification of units in service are reflected in the quarter when such changes are identified. Such changes are then appropriately reflected in calculating the gross placement, gross disconnect and net loss rates.

SPOK HOLDINGS, INC.
SUPPLEMENTAL INFORMATION - DIRECT PAGING UNITS IN SERVICE AND
CELLULAR ACTIVATIONS (a)
(Unaudited)

	For the three months ended
	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
Account size ending units in service (000's)
1 to 3 units	31	32	33	35	37	39	41	43
4 to 10 units	18	19	20	21	22	23	24	25
11 to 50 units	44	47	49	51	53	56	57	61
51 to 100 units	31	33	32	34	36	38	41	42
101 to 1,000 units	238	244	252	262	267	275	282	287
>1,000 units	787	792	794	801	805	812	824	857
Total	1,149	1,167	1,180	1,204	1,220	1,243	1,269	1,315
End of period units in service % of total direct
1 to 3 units	2.7%	2.8%	2.8%	2.9%	3.0%	3.1%	3.2%	3.2%
4 to 10 units	1.5%	1.6%	1.7%	1.7%	1.8%	1.8%	1.9%	1.9%
11 to 50 units	3.9%	4.0%	4.2%	4.2%	4.3%	4.5%	4.5%	4.6%
51 to 100 units	2.7%	2.8%	2.7%	2.8%	3.0%	3.1%	3.2%	3.2%
101 to 1,000 units	20.7%	20.9%	21.4%	21.8%	21.9%	22.1%	22.3%	21.9%
>1,000 units	68.5%	67.9%	67.2%	66.6%	66.0%	65.4%	64.9%	65.2%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Account size net loss rate
1 to 3 units	(4.1)%	(2.9)%	(6.2)%	(4.4)%	(4.8)%	(4.1)%	(4.9)%	(4.4)%
4 to 10 units	(5.3)%	(5.0)%	(6.2)%	(5.5)%	(4.0)%	(5.4)%	(4.1)%	(3.8)%
11 to 50 units	(4.8)%	(4.1)%	(4.6)%	(3.8)%	(5.2)%	(3.2)%	(5.3)%	(4.4)%
51 to 100 units	(5.4)%	0.2%	(4.1)%	(5.4)%	(5.2)%	(8.7)%	(1.2)%	(3.5)%
101 to 1,000 units	(2.5)%	(3.0)%	(3.9)%	(2.0)%	(2.9)%	(2.5)%	(1.7)%	(1.7)%
>1,000 units	(0.6)%	(0.2)%	(0.8)%	(0.5)%	(1.0)%	(1.2)%	(4.0)%	(1.8)%
Total	(1.5)%	(1.1)%	(2.0)%	(1.4)%	(1.9)%	(2.0)%	(3.5)%	(2.1)%
Account size ARPU
1 to 3 units	$14.34	$14.52	$14.52	$14.53	$14.65	$14.86	$14.96	$14.98
4 to 10 units	14.11	14.11	14.07	14.09	14.04	14.12	14.22	14.29
11 to 50 units	12.03	12.13	12.02	12.00	11.95	12.00	12.07	11.96
51 to 100 units	10.48	10.42	10.26	10.15	10.16	10.18	10.27	10.34
101 to 1,000 units	8.79	8.78	8.81	8.79	8.69	8.58	8.76	8.89
>1,000 units	6.87	6.90	6.95	6.93	6.99	7.00	7.11	7.11
Total	$7.88	$7.93	$7.99	$8.00	$8.05	$8.06	$8.19	$8.23
Cellular:
Number of activations	33	144	92	264	2,198	1,679	281	690
Revenue from cellular services (000's)	$25	$39	$40	$77	$395	$278	$108	$129

(a) Slight variations in totals are due to rounding.